UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2007

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2007, Energy XXI Gulf Coast, Inc. an indirect wholly owned subsidiary of Energy XXI (Bermuda) Limited (the “Company”),  the Company and the other guarantors named therein, each an indirect wholly owned subsidiary of the Company, amended its Amended and Restated First Lien Credit Agreement.   This First Amendment to the Amended and Restated First Lien Credit Agreement generally provides the following:

1.	Increased the borrowing base from $425MM to $450MM with a further increase to $460MM upon certain circumstances;

2.	Modified the commodity hedge limitations and minimum liquidity during certain periods;

3.	Provided that the interest spread will increase by 15 basis points to the extent that commodity hedges exceed 90% of forecast proved developed producing production; and

4.	Provided for new lenders to join the bank group.

A copy of the First Amendment to Amended and Restated First Lien Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	First Amendment to Amended and Restated First Lien Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: November 26, 2007	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

ExhibitIndex

EXHIBIT NO.	ITEM

10.1	First Amendment to Amended and Restated First Lien Credit Agreement